Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries

As of December 31, 2012

Name	Jurisdiction
Advanced New Technologies Ltd.	United Kingdom
Amplidan A/S	Denmark
ANT Sarl	France
APSS S.r.l.	Italy
Army Fleet Support, LLC	Delaware
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communications & Surveillance Systems, LLC*	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
Broadcast Sports, Inc.	Delaware
Calzoni Srl.	Italy
Combat Advanced Propulsion, LLC*	Delaware
Delta Lord Joint Venture*	Florida
ELAC Nautik Unterstützungskaße GmbH	Germany
Electrodynamics, Inc.	Arizona
ESSCO Collins Limited	Ireland
EuroAtlas Gesellschaft für Leistungselektronik mbH	Germany
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Funa Global Safety Systems GmbH	Germany
Funa International GmbH	Germany
Funa GmbH Nachrichtentechnik	Germany
Funa International B.V.	Netherlands
Funa International, Inc.	Florida
Funa International Ltd.	United Kingdom
Funa International Oy	Finland
Funa International Srl	Italy
Global Military Aircraft Systems, LLC*	Delaware
Honeywell TCAS Inc.*	Delaware
HSA Systems Pty Ltd	Australia
Interstate Electronics Corporation	California
JovyAtlas Elektrische Umformtechnik GmbH	Germany
L-3 Applied Technologies, Inc.	Delaware
L-3 Chesapeake Sciences Corporation	Maryland
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Corporation	Delaware
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California
L-3 Communications ELAC Nautik GmbH	Germany
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications ESSCO, Inc.	Delaware

Name	Jurisdiction
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Germany Holdings, LLC	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Oceania Limited	Australia
L-3 Communications Link Simulation and Training UK Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Prime Limited	United Kingdom
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications Sonoma EO, Inc.	California
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Valmarine AS	Norway
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vermögensverwaltungs GmbH & Co. KG	Germany
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Verwaltungs GmbH	Germany
L-3 Communications Westwood Corporation	Nevada
L-3 Domestic Holdings, Inc.	Delaware
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 G.A. International, Inc.	Florida
L-3 Marine & Offshore Brasil Consultoria e Commercio de Productos Nauticos Ltda.	Brazil
L-3 Marine Systems Korea Co., Ltd.	Republic of Korea
L-3 National Security Solutions, Inc.	Delaware
L-3 Security Equipment Trading (Beijing) Co., Ltd.	China
L-3 Societa Srl.	Italy
L-3 Tactical Systems, Inc.	Delaware
L-3 Unidyne, Inc.	Delaware
L-3 Unmanned Systems, Inc.	Texas
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
Lyngsø Marine A/S	Denmark
MGS Montage GmbH	Germany
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy

Name	Jurisdiction
Pac Ord Inc.	Delaware
Power Paragon, Inc.	Delaware
SAM East Asia Ltd.	Hong Kong
SAM Electronics GmbH	Germany
SAM Electronics Nederland B.V.	Netherlands
SAM Taihang Electronics Co. Ltd.	China
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
STN Schiffselektrik GmbH & Co. KG	Germany
STN Schiffselektrik Verwaltungs GmbH	Germany
Titan Facilities, Inc.	Virginia
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada

*	Represents a non-wholly owned subsidiary.